Exhibit 10.7

Form of Executive Officer Performance-Based RSU Award

PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT AGREEMENT

1.Grant of Award. World Fuel Services Corporation, a Florida corporation (the “Company”), has awarded to (the “Participant”), effective as of                  (the “Grant Date”), a target award of performance-based restricted stock units (the “PRSUs”) corresponding to the same number of shares (the “Shares”) of the Company’s common stock, par value US $0.01 per share (the “Common Stock”). The PRSUs have been granted under the Company’s 2021 Omnibus Plan (the “Plan”), which is incorporated herein for all purposes, and the grant of PRSUs shall be subject to the terms, provisions and restrictions set forth in this Agreement and the Plan. As a condition to entering into this Agreement, and as a condition to the issuance of any Shares (or any other securities of the Company), the Participant agrees to be bound by all of the terms and conditions set forth in this Agreement and in the Plan.

2.Definitions. Capitalized terms and phrases used in this Agreement shall have the meaning set forth below. Capitalized terms used herein and not defined in this Agreement, shall have the meaning set forth in the Plan. Notwithstanding the foregoing, the definitions of “Cause”, “Disability” and “Good Reason” shall have the meanings set forth in the Employment Arrangement (as defined below).

(a)“Committee” means the Compensation Committee of the Board of Directors of the Company.

(b)“Determination Date” means the date as soon as reasonably practicable following the date on which the Company’s audited financial statements with respect to fiscal year                  are available, but in no event later than March 15,                 , as determined by the Committee, on which the Committee determines whether the Performance Goal has been achieved; provided, however, that, in the event of a Change of Control in which the PRSUs are converted to Acquirer RSUs in accordance with Section 3(b)(i)(B), the Determination Date shall mean December 31,         .

(c)“Employment Arrangement” means any employment agreement or individual severance agreement by and between the Company and the Participant, or severance policy or plan maintained by the Company in which the Participant has been designated by the Committee as a participant as of the Grant Date, in each case, as in effect on the Grant Date.

(d)“Measurement Period” means the three (3) year period from January 1,         through December 31,         .

(e)“Performance Goal” means the goal set forth on Schedule A, the achievement of which determines the number of Shares, if any, that shall be issued pursuant to this Agreement.

(f)“Section 409A” means Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder.

(g)“Termination Date” means the date on which the Participant is no longer an employee of the Company or any Subsidiary.

3.Vesting and Forfeiture of Shares. (a)    (i) On the Determination Date, the Committee shall determine the extent to which the Performance Goal has been achieved. Subject to the provisions of this Section 3, the delivery of Shares with respect to the PRSUs is contingent on the attainment of the Performance Goal and, except as otherwise set forth in this Section 3, all outstanding PRSUs will be immediately forfeited on the Determination Date (and will no longer be considered outstanding PRSUs) unless the Committee determines that the Performance Goal has been satisfied. Upon such determination by the Committee and subject to the provisions of the Plan and this Agreement, the Participant shall have the right to payment of that percentage of the target amount of PRSUs as corresponds to the level of the Performance Goal achieved. Furthermore, except as otherwise provided in this Section 3, in order to be entitled to payment with respect to any PRSUs, the Participant must be employed by the Company or any

Subsidiary on the Determination Date. Except as otherwise provided in this Section 3, there shall be no proportionate or partial vesting of the PRSUs prior to the Determination Date.

(ii)The Committee retains the sole and plenary discretion to make any adjustment permitted by the Plan in respect of the Performance Goal or with respect to the number of PRSUs in accordance with the terms of the Plan for any reason deemed appropriate by the Committee.

(iii)The Participant expressly acknowledges that the terms of this Section 3 shall supersede any inconsistent provision in the Employment Arrangement or any similar agreement between the Participant and the Company or any Subsidiary.

(b)The vesting of the PRSUs (or, if applicable, Acquirer RSUs (as defined below)) shall be accelerated if and to the extent provided in this Section 3(b):

(i)Change of Control. (A) Except as otherwise determined by the Committee as set forth in Section 3(b)(i)(B) hereof, in the event that a Change of Control occurs while the Participant is employed by the Company or any Subsidiary and the PRSUs are outstanding, the Participant shall immediately become fully vested and nonforfeitable upon the Change of Control in the outstanding PRSUs, with the number of Shares that will be delivered equal to the greater of target performance and actual performance of the Performance Goal as determined by the Committee in its reasonable discretion as of the most recent practicable date prior to the Change of Control.

(B) Notwithstanding Section 3(b)(i)(A) hereof, if in the event of a Change of Control the Committee determines that the successor company shall assume or substitute the outstanding PRSUs as of the date of the Change of Control, then the vesting of the PRSUs that are assumed or substituted shall not be so accelerated as a result of such Change of Control; provided, however, that, if the PRSUs are so assumed or substituted, the PRSUs shall no longer be subject to the Performance Goal and, instead a number of PRSUs shall convert to service- based restricted stock units as of the Change of Control based on the greater of target performance and actual performance of the Performance Goal as determined by the Committee in its reasonable discretion as of the most recent practicable date prior to the Change of Control. For this purpose, the PRSUs shall be considered assumed or substituted only if (1) the PRSUs that are assumed or substituted vest at the times that such PRSUs would vest pursuant to this Agreement (based solely on continued service) and (2) immediately following the Change of Control, the PRSUs confer the right to receive for each unvested PRSU held immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received by holders of Shares in the transaction constituting a Change of Control for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the

2

type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company or its parent or subsidiary, the Company may provide that the consideration to be received upon the vesting of any PRSU will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change of Control. The determinations of (1) whether the PRSUs shall be assumed or substituted in accordance with this Section 3(b)(i)(B) or shall accelerate vesting in accordance with Section 3(b)(i)(A) hereof and (2) in the event that this Section 3(b)(i)(B) is applicable, such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determinations shall be conclusive and binding. The award resulting from the assumption or substitution of the PRSUs by the successor company shall, except as otherwise provided in this Section 3(b), continue to vest after the Change of Control transaction based solely on the Participant’s continued employment with the successor company and its affiliates through the Determination Date, and shall be referred to hereafter as the “Acquirer RSUs”.

(ii)Death and Disability. In the event that the Participant’s employment with the Company and its Subsidiaries is terminated due to the Participant’s death or Disability
(A)prior to a Change of Control and on or before the 18-month anniversary of the Grant Date, the Participant shall become immediately vested in the target number of PRSUs pro rated in accordance with Section 3(e) hereof, (B) prior to a Change of Control and following the 18-month anniversary of the Grant Date, the Participant shall become vested on the Determination Date in the number of PRSUs determined by the Committee following the end of the Measurement Period based on the extent to which the Performance Goal has been achieved and pro rated in accordance with Section 3(e) hereof, or (C) on or following a Change of Control, the Participant shall immediately vest upon the Termination Date in all outstanding Acquirer RSUs. Notwithstanding the foregoing sentence, in the event that a Change of Control occurs following the date that the Participant’s employment is terminated due to the Participant’s death or Disability following the 18-month anniversary of the Grant Date in accordance with Section 3(b)(ii)(B), the number of PRSUs shall be determined by the Committee in accordance with Section 3(b)(i) hereof and the Participant shall immediately vest in a pro rated portion of such PRSUs determined in accordance with Section 3(e) hereof.

(iii)Termination without Cause or for Good Reason. (A) In the event that the Participant’s employment with the Company and its Subsidiaries is terminated by the Company and its Subsidiaries without Cause or, if applicable, by the Participant for Good Reason (1) prior to the Determination Date and prior to a Change of Control, the Participant shall become vested on the Determination Date in the number of PRSUs determined by the Committee following the end of the Measurement Period based on the extent to which the Performance Goal has been achieved and pro-rated in accordance with Section 3(e) hereof, or (2) on or following a Change of Control, the Participant shall immediately vest upon the Termination Date in all outstanding Acquirer RSUs. Notwithstanding the foregoing sentence, in the event that a Change of Control occurs following the date that the Participant’s employment is terminated by the Company and its Subsidiaries without Cause or, if applicable, by the Participant for Good Reason , the number of PRSUs shall be determined by the Committee in accordance with Section 3(b)(i) hereof, and the Participant shall immediately vest upon the Change of Control in a pro-rated portion of such PRSUs determined in accordance with Section 3(e) hereof.

3

(B)Notwithstanding the foregoing, the vesting set forth in Section 3(b)(iii)(A) hereof shall not occur and the PRSUs shall be forfeited if the Participant
(1)engages in conduct prior to the Determination Date that constitutes a breach of the Participant’s covenants under the Employment Arrangement or under this Agreement with respect to unfair competition, non-competition, non-solicitation, non-disparagement or cooperation or (2) to the extent a release is contemplated by the Employment Arrangement, fails to execute a full general release of all claims in favor of the Company and its affiliates as contemplated by such Employment Arrangement. Nothing in this Section 3 or this Agreement shall be deemed to limit or modify the non-competition, confidentiality or non- solicitation restrictions to which the Participant is already subject, which restrictions shall continue to be separately enforceable in accordance with their terms.

(c)Other Terminations of Employment. In the event that the Participant’s employment with the Company and its Subsidiaries is terminated prior to the Determination Date for any reason other than the Participant’s death or Disability, by the Company and its Subsidiaries without Cause or, if applicable, by the Participant for Good Reason, the Participant shall immediately forfeit all the PRSUs (or, if applicable, Acquirer RSUs) on the Termination Date.

(d)Transfers of Employment. Termination of employment with the Company (or, if applicable, the successor company) to accept immediate re-employment with a Subsidiary, or vice-versa, or termination of employment with a Subsidiary to accept immediate re-employment with a different Subsidiary, shall not be deemed termination of employment for purposes of this Section 3.

(e)Pro-Ration of PRSUs. For purposes of clauses (b)(ii) and (b)(iii), the pro-rated portion of PRSUs shall be calculated by multiplying the number of PRSUs determined by the Committee based on the extent to which the Performance Goal has been achieved by a fraction, the numerator of which shall be the number of days that have elapsed between the Grant Date and the Termination Date and the denominator of which shall be the total number of days between the Grant Date and the Determination Date, which for this purpose shall be deemed to be March 15,                 , and the remaining portion of such PRSUs, if any, shall be forfeited.

4.Adjustment. The number of PRSUs (or, if applicable, Acquirer RSUs) are subject to adjustment by the Committee in the event of any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of the Common Stock or the payment of a stock dividend on Common Stock, or any other increase or decrease in the number of Shares effected without receipt or payment of consideration by the Company.

5.Settlement of Awards.

(a)Delivery of Shares. The Company shall deliver the Shares corresponding to the vested PRSUs (or, if applicable, Acquirer RSUs) to the Participant within 30 days following the Determination Date, but in no event later than March 15 of the calendar year immediately following the calendar year in which the Determination Date occurs; provided, however, that, (i) in the event of a Change of Control pursuant to which the PRSUs vest in accordance with Section 3(b)(i)(A) hereof, the Company shall deliver Shares corresponding to vested PRSUs to the Participant within 10 days following such Change of Control, (ii) in the event of the Participant’s termination of employment (A) due to death or Disability on or prior to the 18-month anniversary of the Grant Date or following a Change of Control or (B) by the Company without Cause or by the Participant for Good Reason, in either case, following a Change of Control, the

4

Company shall deliver the Shares corresponding to the vested Acquirer RSUs to the Participant within 30 days following such Termination Date. Notwithstanding any provision in this Agreement to the contrary, the PRSUs (or, if applicable, Acquirer RSUs) shall be settled no later than March 15 of the calendar year immediately following the year in which they are no longer subject to a substantial risk of forfeiture (within the meaning of Treasury Regulation Section 1.409A-1(d)).

(b)Death of Participant. By written notice to the Company’s Secretary, the Participant may designate a beneficiary or beneficiaries to whom any vested PRSUs (or, if applicable, Acquirer RSUs) and the Participant’s Cash Account (as defined below) shall be transferred upon the death of the Participant. In the absence of such designation, or if no designated beneficiary survives the Participant, such vested PRSUs (or, if applicable, Acquirer RSUs) and the Participant’s Cash Account shall be transferred to the legal representative of the Participant’s estate. No such transfer of the PRSUs (or, if applicable, Acquirer RSUs) shall be effective to bind the Company unless the Company shall have been furnished with (i) written notice thereof, (ii) a copy of the will and/or such evidence as the Company deems necessary to establish the validity of such transfer or right to convert and (iii) an executed agreement by the transferee, administrator, or executor (as applicable) to (A) comply with all the terms of this Agreement that are or would have been applicable to the Participant and (B) be bound by the acknowledgements made by the Participant in connection with this grant.

(c)Settlement Conditioned Upon Satisfaction of Tax Obligations. Notwithstanding the foregoing, the Company’s obligation to deliver any consideration pursuant to this Section 5 shall be subject to, and conditioned upon, satisfaction of the Participant’s obligations relating to the applicable federal, state, local and foreign withholding or other taxes pursuant to Section 9 hereof.

6.Rights with Respect to Shares Represented by PRSUs.

(a)No Rights as Shareholder until Delivery. Except as otherwise provided in this Section 6, the Participant shall not have any rights, benefits or entitlements with respect to any Shares subject to this Agreement unless and until the Shares have been delivered to the Participant. On or after delivery of the Shares, the Participant shall have, with respect to the Shares delivered, all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive all dividends, if any, as may be declared on the Shares from time to time.

(b)Dividend Equivalents.

(i)Cash Dividends. As of each date on which the Company pays a cash dividend with respect to its Shares, the Company shall credit to a bookkeeping account (the “Cash Account”) for the Participant an amount equal to the cash dividend that would have been payable with respect to the Shares corresponding to the PRSUs (or, if applicable, shares corresponding to Acquirer RSUs). Upon the vesting of any PRSUs hereunder (or, if applicable, Acquirer RSUs), the Participant shall vest in and have the right to receive that portion of the Cash Account which relates to any such vested PRSUs (or, if applicable, Acquirer RSUs). The value of the Participant’s Cash Account shall vest and be distributable to the Participant at the same time as the Shares corresponding to the vested PRSUs (or, if applicable, the consideration corresponding to Acquirer RSUs) are distributed to the Participant. For the avoidance of doubt, if, on the Determination Date, the Company determines that the Performance Goal has not been achieved and the PRSUs are forfeited pursuant to Section 3(a)(i) hereof, the Participant’s Cash Account will be immediately forfeited, along with the PRSUs, on the Determination Date.

5

(ii)Stock Dividends. As of each date on which the Company pays a stock dividend with respect to its Shares, the Shares corresponding to the PRSUs shall be increased by the stock dividend that would have been payable with respect to the Shares that correspond to the PRSUs, and shall be subject to the same vesting requirements as the PRSUs to which they relate and, to the extent earned and vested, shall be distributed at the same time as the Shares corresponding to the vested PRSUs are distributed.

7.Transfers. The Participant may not, directly or indirectly, sell, pledge or otherwise transfer any PRSUs or Acquirer RSUs or any rights with respect to the Cash Account.

8.Registration Statement. The Participant acknowledges and agrees that the Company has filed a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), to register the Shares under the 1933 Act. The Participant acknowledges receipt of the Prospectus prepared by the Company in connection with the Registration Statement. Prior to conversion of the PRSUs into Shares, the Participant shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities law.

9.Taxes; Potential Forfeiture.

(a)Payment of Taxes. On or prior to the date on which any Shares corresponding to any vested PRSUs (or, if applicable, consideration corresponding to Acquirer RSUs) are delivered or the Participant’s vested Cash Account is paid, the Participant shall remit to the Company an amount sufficient to satisfy any applicable federal, state, local and foreign withholding or other taxes. No certificate for any Shares corresponding to any PRSUs (or, if applicable, consideration corresponding to Acquirer RSUs) that have vested, uncertificated shares or any cash attributable to the Participant’s Cash Account, shall be delivered or paid to the Participant until the foregoing obligation has been satisfied.

(b)Alternative Payment Methods and Company Rights. The Company or Participant may, at its, his or her option, permit the Participant to satisfy his or her obligations under this Section 9, by tendering to the Company a portion of the Shares (or, if applicable, consideration corresponding to Acquirer RSUs) that otherwise would be delivered to the Participant pursuant to the PRSU (or, if applicable, Acquirer RSUs) ; provided, however, that, in the event the Participant elects to satisfy his or her obligations by surrendering a portion of such Shares, such election shall be binding on the Company. In the event that the Participant fails to satisfy his or her obligations under this Section 9, the Participant agrees that the Company shall have the right to satisfy such obligations on the Participant’s behalf by taking any one or more of the following actions (such actions to be in addition to any other remedies available to the Company): (1) withholding payment of any fees or any other amounts payable to the Participant,
(2)selling all or a portion of the Shares underlying the PRSUs (or, if applicable, consideration underlying Acquirer RSUs) in the open market or (3) withholding and canceling all or a portion of the Shares corresponding to the vested PRSUs (or, if applicable, consideration corresponding to Acquirer RSUs). Any acquisition of Shares corresponding to PRSUs (or, if applicable, consideration corresponding to Acquirer RSUs) by the Company as contemplated hereby is expressly approved by the Committee as part of the approval of this Agreement.

(c)Forfeiture for Failure to Pay Taxes. If and to the extent that (i) the Participant fails to satisfy his or her obligations under this Section 9 and (ii) the Company does not exercise its right to satisfy those obligations under Section 9(b) hereof with respect to any PRSUs (or, if applicable, Acquirer RSUs) or any portion of the vested Cash Account within 30 days after the

6

date on which the Shares corresponding to the vested PRSUs (or, if applicable, consideration corresponding to Acquirer RSUs) or vested Cash Account otherwise would be delivered pursuant to Sections 5 and 6(b) hereof, as applicable, the Participant shall immediately forfeit any rights with respect to the portion of the PRSUs (or, if applicable, Acquirer RSUs) or vested Cash Account to which such failure relates.

10.Stock Retention Policy. The Participant understands that the Committee has adopted a policy that requires the Participant to retain ownership of one-half (50%) of the Shares underlying the PRSUs acquired by the Participant hereunder (net of the number of Shares that the Company determines to withhold or that the Participant is permitted to tender, in each case, pursuant to Section 9 hereof to satisfy applicable tax withholding requirements), for a period of three (3) years after vesting of such PRSUs (or until the Participant’s employment with, and services for, the Company and its Subsidiaries terminates, if earlier). The Participant agrees to comply with such policy and any modifications thereof that may be adopted by the Committee from time to time. Notwithstanding the foregoing, such policy shall not apply following a Change of Control to any Shares acquired by the Participant hereunder.

11.Stock Ownership Policy. The Participant understands that the Committee has adopted a policy that requires the Participant to own a multiple of the Participant’s base salary, determined by leadership level, in Shares. The Participant agrees to comply with such policy and any modifications thereof that may be adopted by the Committee from time to time. Notwithstanding the foregoing, such policy shall not apply following a Change of Control.

12.No Effect on Employment. Except as otherwise provided in the Participant’s Employment Arrangement, the Participant’s employment with the Company and any Subsidiary is on an at-will basis only. Accordingly, subject to the terms of such Employment Arrangement, nothing in this Agreement or the Plan shall confer upon the Participant any right to continue to be employed by the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company or any Subsidiary, which are hereby expressly reserved, to terminate the employment of the Participant at any time for any lawful reason whatsoever or for no reason, with or without Cause and with or without notice. Such reservation of rights can be modified only in an express written contract executed by a duly authorized officer of the Company.

13.Other Benefits. Except as provided below, nothing contained in this Agreement shall affect the Participant’s right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employee welfare plan or program of the Company or any Subsidiary.

14.Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

15.Plan Governs. This Agreement is subject to all of the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.

16.Governing Law/Jurisdiction. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to any conflict-of-law rule or principle that would give effect to the laws of another jurisdiction. Any dispute, controversy or question of interpretation arising under, out of, in connection with or in relation to this Agreement or any amendments hereof, or any breach or default hereunder, shall be submitted to, and determined and settled by, litigation in the state or federal courts in Miami-Dade County, Florida. Each of the parties hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Miami-Dade County, Florida.

7

Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any litigation in Miami-Dade County, Florida.

17.Authority. The Committee shall have all discretion, power, and authority to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons, and shall be given the maximum deference permitted by law. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

18.Captions. The captions provided herein are for convenience only and are not to serve as a basis for the interpretation or construction of this Agreement.

19.Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

20.Miscellaneous. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations or inducements other than those contained herein. This Agreement and the Plan can be amended or terminated by the Company to the extent permitted under the Plan. The Participant shall at any time and from time to time after the date of this Agreement, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, receipts, acknowledgments, acceptances and assurances as may reasonably be required to give effect to the terms hereof, or otherwise to satisfy and perform Participant’s obligations hereunder. This Agreement may be executed and delivered by facsimile or other electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21.Compliance with Section 409A.

(a)It is intended that the PRSUs awarded pursuant to this Agreement and the Cash Account be exempt from Section 409A, because it is believed that the Agreement does not provide for a deferral of compensation and accordingly that the Agreement does not constitute a nonqualified deferred compensation plan within the meaning of Section 409A. If and to the extent that the Company believes that the PRSUs (including, if applicable, the Acquirer RSUs) or rights to the Cash Account may constitute a “nonqualified deferred compensation plan” under Section 409A, the terms and conditions set forth in this Agreement (and/or the provisions of the Plan applicable thereto) shall be interpreted in a manner consistent with the applicable requirements of Section 409A, and the Company, in its sole discretion and without the consent of the Participant, may amend this Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Company determines necessary or appropriate to comply with applicable requirements of Section 409A.

(b)If and to the extent required to comply with Section 409A:

(i)Payments or delivery of Shares (or, if applicable, consideration in respect of Acquirer RSUs) or cash in respect of the Participant’s Cash Account under this

8

Agreement may not be made earlier than (u) the Participant’s “separation from service”,
(v)the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in this Agreement at the date of the deferral of such compensation or (y) a “change in the ownership or effective control” of the corporation, or in the “ownership of a substantial portion of the assets” of the corporation;

(ii)The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service; and

(iii)If the Participant is a “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six (6) months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A that are applicable to this Agreement.

(c)Notwithstanding the foregoing, the Company does not make any representation to the Participant that any consideration awarded pursuant to this Agreement is exempt from, or satisfies, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any beneficiary for any tax, additional tax, interest or penalties that the Participant or any beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, that either is consented to by the Participant or that the Company reasonably believes should not result in a violation of Section 409A, is deemed to violate any of the requirements of Section 409A.

22.Unfunded Agreement. The rights of the Participant under this Agreement with respect to the Company’s obligation to distribute Shares corresponding to vested PRSUs (or, if applicable, consideration corresponding to Acquirer RSUs) and the value of the Participant’s vested Cash Account, if any, shall be unfunded and shall not be greater than the rights of an unsecured general creditor of the Company.

[Signature Page Follows]

9

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.

WORLD FUEL SERVICES CORPORATION

By:

Name:

Title:

PARTICIPANT

Signature: ________________________

Name: __________________________

10

SCHEDULE A

11